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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion and/or incorporation by reference in the Report on Form 8-K of Nellcor Puritan Bennett Incorporated dated August 25, 1995 of our reports dated March 6, 1995, with respect to the consolidated financial statements of Puritan-Bennett Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, and April 25, 1995, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                   /s/ ERNST & YOUNG LLP
                                   ----------------------------------------
                                   Ernst & Young LLP



Kansas City, Missouri
September 5, 1995